UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2019

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	27-0624498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Pennsylvania Plaza, New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 465-6400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSGN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Senior Secured Credit Agreement

On October 11, 2019 (the “Effective Date”), MSGN Holdings, L.P. (“MSGN Holdings”), an indirect wholly-owned subsidiary of MSG Networks Inc. (“MSG Networks”), MSGN Eden, LLC, an indirect subsidiary of MSG Networks and the general partner of MSGN Holdings (“MSGN Eden”), Regional MSGN Holdings LLC, a direct subsidiary of MSG Networks and the limited partner of MSGN Holdings (collectively with MSGN Eden, the “Holdings Entities”), and certain subsidiaries of MSGN Holdings entered into an amended and restated credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Credit Agreement amends and restates MSGN Holdings’ prior credit agreement, dated September 28, 2015 (the “Existing Credit Agreement”), in its entirety.

The Facility

The Credit Agreement provides MSGN Holdings with senior secured credit facilities (the “Facilities”) consisting of: (a) a $1.10 billion term loan facility (the “Term Loan Facility”) and (b) a $250 million revolving credit facility (the “Revolving Credit Facility”). Under the Credit Agreement, the maturity date of the Facilities was extended to October 11, 2024. On the Effective Date, proceeds from the Term Loan Facility were used by MSGN Holdings to repay outstanding indebtedness under the Existing Credit Agreement (the “Refinancing”). Proceeds from the Revolving Credit Facility, which was undrawn on the Effective Date, will be used by MSGN Holdings to fund working capital needs and for other general corporate purposes.

Up to $35 million of the Revolving Credit Facility is available for the issuance of letters of credit. All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the Credit Agreement bear interest at a floating rate, which at the option of MSGN Holdings may be either (a) a base rate plus an additional margin rate ranging from 0.25% to 1.25% per annum (determined based on a total net leverage ratio) (the “Base Rate”), or (b) a Eurodollar rate plus an additional margin rate ranging from 1.25% to 2.25% per annum (determined based on a total net leverage ratio) (the “Eurodollar Rate”), provided that for the period following the Effective Date until the delivery of the compliance certificate for the second full fiscal quarter of MSGN Holdings following the Effective Date, the additional margin rate used in calculating the floating rate will be (i) 0.50% per annum for borrowings bearing the Base Rate, and (ii) 1.50% per annum for borrowings bearing the Eurodollar Rate.

The Credit Agreement requires MSGN Holdings to pay a commitment fee of between 0.225% and 0.30% (determined based on a total net leverage ratio) in respect of the average daily unused commitments under the Revolving Credit Facility. MSGN Holdings will also be required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Agreement.

Guarantees and Security

All obligations under the Credit Agreement are guaranteed by the Holdings Entities and MSGN Holdings’ existing and future direct and indirect domestic subsidiaries that are not designated as excluded subsidiaries or unrestricted subsidiaries (the “Subsidiary Guarantors”, and together with the Holdings Entities, the “Guarantors”). All obligations under the Credit Agreement, including the guarantees of those obligations, are secured by certain of the assets of MSGN Holdings and each Guarantor (collectively, “Collateral”), including, but not limited to, a pledge of the equity interests in MSGN Holdings held directly by the Holdings Entities and the equity interests in each Subsidiary Guarantor held directly or indirectly by MSGN Holdings.

Prepayments

Subject to customary notice and minimum amount conditions, MSGN Holdings may voluntarily prepay outstanding loans under the Credit Agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurodollar loans).

MSGN Holdings is required to make mandatory prepayments in certain circumstances, including without limitation from the net cash proceeds of certain sales of assets (including Collateral) or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights) and the incurrence of certain indebtedness, subject to certain exceptions.

The initial Term Facility will amortize quarterly in accordance with its terms from March 31, 2020 through September 30, 2024, with the outstanding principal amount to be paid on October 11, 2024.

Representations and Warranties, Covenants and Events of Default

The Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.

The Credit Agreement contains certain restrictions on the ability of MSGN Holdings and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Credit Agreement, including the following: (i) incurring additional indebtedness and contingent liabilities; (ii) creating or granting liens on certain assets; (iii) making investments, loans or advances in or to other persons; (iv) paying dividends and distributions or repurchasing capital stock; (v) changing its lines of business; (vi) engaging in certain transactions with affiliates; (vii) amending specified material agreements; (viii) merging or consolidating; (ix) making certain dispositions; and (x) entering into agreements that restrict the granting of liens. The Holdings Entities are subject to customary passive holding company covenants.

The Credit Agreement generally requires MSGN Holdings to comply with a maximum total net leverage ratio of 5.50:1.00, subject to upward adjustment during the continuance of certain events. In addition, there is a minimum interest coverage ratio of 2.00:1.00 for the Holdings Entities, MSGN Holdings and the restricted subsidiaries of MSGN Holdings.

The Credit Agreement has been filed as an exhibit to this Current Report on Form 8-K and the description of the agreement contained herein is qualified in its entirety by reference to the agreement which is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Credit Agreement, dated as of October 11, 2019, by and among MSGN Holdings, L.P., certain subsidiaries of MSGN Holdings, L.P. identified therein, MSGN Eden, LLC, MSGN Regional Holdings LLC and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG NETWORKS INC.
(Registrant)

By:	/s/ Bret Richter
Name:	Bret Richter
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: October 15, 2019